UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2011

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A amends and restates Item 1.01 of the Current Report on Form 8-K filed by United Insurance Holdings Corp. (the Company) with the Securities and Exchange Commission (SEC) on June 7, 2011 (the Original Filing). At the time of the Original Filing, the Company could not provide many of the material terms of its contracts with private reinsurers. Because the Company can now provide certain of this information, it is filing this Current Report on Form 8-K/A to include such information in Item 1.01.

Item 1.01 Entry into a Material Definitive Agreement.

United Property & Casualty Insurance Company (UPC), a wholly-owned subsidiary of the Company, has entered into a reimbursement contract for the 2011-2012 hurricane season, effective as of June 1, 2011, with the State Board of Administration of Florida, which administers the Florida Hurricane Catastrophe Fund (FHCF). The FHCF contract will reimburse UPC for covered property losses under its homeowners' insurance policies resulting from hurricanes that cause damage in the State of Florida through May 31, 2012.

Under this contract, we estimate the FHCF will provide $335.3 million of aggregate coverage for covered losses in excess of $117.5 million subject to 10% participation by UPC. For the first event, UPC retains the first $10 million of loss and an affiliated reinsurer retains the next $5 million of loss. UPC also purchased the $10 million excess of $15 million Limited Apportionment Company protection provided by the FHCF. The premium for the FHCF contract will be approximately $30.2 million, payable in three approximately equal installments in August, October and December 2011. The attachment point (or the point at which FHCF is liable for losses), total coverage and cost under our agreement with FHCF will not be finalized until December 2011, as these amounts are subject to adjustment based on certain actual data regarding FHCF's capacity to pay claims.

To complement the aforementioned coverage provided by FHCF and achieve coverage up to our best estimate of a 1 in 100-year storm, UPC purchased from private reinsurers total limits of protection of $129 million in a multilayer structure. UPC's agreements with private reinsurers, which are effective June 1, 2011 for a term of one year, provide excess of loss type coverage to cover UPC's 10% participation requirement under the FHCF contract and to recoup losses incurred up to the FHCF attachment point. Each layer features one automatic reinstatement and UPC purchased Reinsurance Premium Protection for the layers of coverage up to the FHCF attachment point. This program was placed at a provisional cost of $40.8 million, payable in installments in July and October 2011 and January 2012. The cost of our private reinsurance set forth herein is an estimate and will not be finalized until September 30, 2011.

This current report on Form 8-K/A contains forward-looking statements about the Company's reinsurance program and related attachment point, total coverage and costs.  These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on FHCF's capacity to pay claims and related adjustment provisions in our agreements with the State Board of Administration of Florida and private reinsurers.

Item 9.01    Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Shell Company Transactions.

Not applicable.

(d)    Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K/A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By: /s/ Joseph R. Peiso
Name: Joseph R. Peiso
Title: Chief Financial Officer

Date: June 24, 2011
EXHIBIT INDEX

Exhibit No.	Description
10.1
Form of the Florida Hurricane Catastrophe Fund Reimbursement Contract between United Property & Casualty Insurance Company and the State Board of Administration of Florida and including Addenda 1, and 2, effective June 1, 2011 is incorporated by reference from the Compnay's Current Report on Form-8-K as filed with the SEC on June 7, 2011.